Exhibit 4.1

Supplemental Indenture

Dated November 1, 2006

KENTUCKY UTILITIES COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION
AND RICHARD PROKOSCH,
AS TRUSTEES

(SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED MAY 1, 1947, AS AMENDED, HERETOFORE EXECUTED BY KENTUCKY UTILITIES COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES.)

(PROVIDING FOR FIRST MORTGAGE BONDS,
POLLUTION CONTROL SERIES NO. 21
DUE JUNE 1, 2036)

THIS SUPPLEMENTAL INDENTURE, dated November 1, 2006, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Commonwealths of Kentucky and Virginia (hereinafter commonly referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois, formerly named First Trust of Illinois, National Association, successor to Bank of America Illinois, formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago (hereinafter commonly referred to as the “Trustee”), and Richard Prokosch (successor Co-Trustee), of the City of St. Paul, County of Ramsey, State of Minnesota, as Trustees under the Indenture of Mortgage or Deed of Trust dated May 1, 1947, as modified and amended by the several indentures supplemental thereto heretofore executed by and between the Company and the Trustees from time to time under said Indenture of Mortgage or Deed of Trust; said Indenture of Mortgage or Deed of Trust, as so modified and amended, being hereinafter commonly referred to as the “Indenture”; and said Trustees under the Indenture being hereinafter commonly referred to as the “Trustees” or the “Trustees under the Indenture”; Witnesseth:

WHEREAS, the Company, by resolution of its Board of Directors or the Pricing Committee thereof duly adopted, has determined to issue forthwith an additional series of its bonds to be secured by the Indenture, as hereby modified and amended, such bonds to be known and designated as First Mortgage Bonds, Pollution Control Series No. 21 (hereinafter sometimes referred to as the “bonds of Series No. 21” or the “bonds of said Series”), and to be authorized, authenticated and issued only as registered bonds without coupons; and

WHEREAS, the County of Carroll in the Commonwealth of Kentucky (the “County”) has agreed to issue $16,693,620 in principal amount of its Environmental Facilities Revenue Bonds, 2006 Series C (Kentucky Utilities Company Project) (the “Revenue Bonds”), which will be issued pursuant to the provisions of the Indenture of Trust dated as of October 1, 2006 (the “County Indenture”), between the County and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent and Bond Registrar (said Trustee or any successor trustee under the County Indenture, hereinafter mentioned, being hereinafter referred to as the “County Trustee”); and

WHEREAS, the proceeds of the Revenue Bonds (other than any accrued interest, if any, thereon) will be loaned by the County to the Company pursuant to the provisions of the Loan Agreement, dated as of October 1, 2006, between the County and the Company (the “Agreement”), to finance a portion of the costs of construction, acquisition, installation and equipping of certain solid waste disposal facilities to serve the Ghent Generating Station of the Company, which facilities are hereinafter sometimes referred to as the “Project,” which Project is located in the County and which Project is more fully described in Exhibit A to the Agreement; and

WHEREAS, payments by the Company under and pursuant to the Agreement have been assigned by the County to the County Trustee in order to secure the payment of the Revenue

Bonds; and in order to further secure the payment of the Revenue Bonds, the Company desires to issue its bonds of Series No. 21 to the County Trustee as provided in the Agreement; and

WHEREAS, the Company desires, in accordance with the provisions of Article I, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of creating and authorizing its bonds of Series No. 21 and modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company or the Pricing Committee thereof, and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

WHEREAS, the bonds of Series No. 21 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of such bonds shall be substantially in the following form, to wit:

(Form of face of bond of Series No. 21)

This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the Indenture of Trust dated as of October 1, 2006, hereinafter referred to.

No.	$

Kentucky Utilities Company
First Mortgage Bond, Pollution Control Series No. 21
Due June 1, 2036

Kentucky Utilities Company, a Kentucky and Virginia corporation (hereinafter referred to as the “Company”), for value received, hereby promises to pay to Deutsche Bank Trust Company Americas, as Trustee under the Indenture of Trust (the “County Indenture”) dated as of October 1, 2006, from the County of Carroll, Kentucky (the “County”) to Deutsche Bank Trust Company Americas, or any successor trustee under the County Indenture (the “County Trustee”), the principal sum of Sixteen Million Six Hundred Ninety-Three Thousand Six Hundred Twenty Dollars on the Demand Redemption Date, as hereinafter defined, and to pay on the Demand Redemption Date to the County Trustee interest on said sum from the Initial Interest Accrual Date, as hereinafter defined, to the Demand Redemption Date, at the interest rate or rates determined for the “Interest Rate Mode” (as described in Section 2.02 of the County Indenture) applicable to the Revenue Bonds referred to on the reverse hereof as selected from time to time by the Company, subject to the provisions hereinafter set forth in the event of a rescission of a Redemption Demand, as hereinafter defined.  Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in Chicago, Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

The provisions of this bond are continued on the reverse side hereof and such continued provisions shall have the same effect, for all purposes, as though fully set forth at this place.  This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee’s Certificate endorsed hereon.

IN WITNESS WHEREOF, Kentucky Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of                     , 2006

KENTUCKY UTILITIES COMPANY

By
Vice President

ATTEST:

Secretary

(Form of reverse side of bond of Series No. 21)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated May 1, 1947, executed and delivered by the Company to U.S. Bank National Association (formerly named First Trust of Illinois, National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago, and hereinafter referred to as the “Trustee”) and Edmond B. Stofft, as Trustees, and the indentures supplemental thereto heretofore executed and delivered by the Company to the Trustees under said indenture of mortgage, including the indenture supplemental thereto dated November 1, 2006, executed and delivered by the Company to said U.S. Bank National Association and Richard Prokosch (successor Co-Trustee), as Trustees (collectively the “Trustees”), prior to the authentication of this bond (said indenture of mortgage and said supplemental indentures being hereinafter referred to, collectively, as the “Indenture”).  Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security.  By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

This bond is one of a series of bonds of the Company issued under the Indenture and designated as First Mortgage Bonds, Pollution Control Series No. 21 (hereinafter called the

“bonds of Series No. 21” or the “bonds of said Series”).  The bonds of Series No. 21 have been issued to the County Trustee under the County Indenture to secure payment of the Environmental Facilities Revenue Bonds, 2006 Series C (Kentucky Utilities Company Project) (the “Revenue Bonds”), issued by the County under the County Indenture, the proceeds of which (other than any accrued interest thereon) have been loaned to the Company pursuant to the provisions of the Loan Agreement dated as of October 1, 2006 (the “Agreement”), between the Company and the County.

Except as provided in the next succeeding paragraph, in the event of a default under Section 9.1 of the Agreement or in the event of a default in the payment of the principal of, premium, if any, or interest (and such default in the payment of interest continues for the full grace period, if any, permitted by the County Indenture and the Revenue Bonds) on the Revenue Bonds, whether at maturity, by tender for purchase, by acceleration, by sinking fund, redemption or otherwise, as and when the same becomes due, the bonds of Series No. 21 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a “Redemption Demand”) from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by Section 9.02(c) of the County Indenture, specifying the last date to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of Series No. 21.  The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee.  Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of Series No. 21 so demanded to be redeemed (hereinafter called the “Demand Redemption Date”).  Notice of the date fixed as and for the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date.  The date to be fixed by the Company as and for the Demand Redemption Date may be any date up to and including the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) June 1, 2036, provided that if the Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) June 1, 2036.  The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the “Demand Redemption Notice”) to the County Trustee not more than 10 nor less than five days prior to the Demand Redemption Date.  Notwithstanding the foregoing, if a default to which this paragraph is applicable is existing on June 1, 2036, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph) by the County Trustee, the Trustee or the Company.  The bonds of Series No. 21 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date.  If a Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of Series No. 21 shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of said Series; but no such rescission shall extend to or affect any subsequent default or impair any right consequent thereon.

In the event that all of the bonds outstanding under the Indenture shall have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 21 shall bear interest at the rate or rates applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of Article X of the Indenture.

Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee (other than any Revenue Bond that was cancelled by the County Trustee and for which one or more other Revenue Bonds were delivered and authenticated pursuant to the County Indenture in lieu of or in exchange or substitution for such cancelled Revenue Bond), or upon provision for the payment thereof having been made in accordance with the County Indenture, bonds of Series No. 21 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled or for the provision for which payment has been made shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of Series No. 21 shall be surrendered by the County Trustee to the Trustee and shall be cancelled by the Trustee.  From and after the Release Date (as defined below), the bonds of Series No. 21 shall be deemed fully paid, satisfied and discharged and the obligations of the Company hereunder and thereunder shall be terminated.   The Release Date shall be the date that the Bond Insurer (as such term is defined in the County Indenture), at the request of the Company, consents to the release of the bonds of this Series, as security for the Revenue Bonds, provided that in no event shall that date be later than the date as of which all bonds issued under the Indenture prior to the date of initial issuance of this bond (and excluding bonds of Series Nos. 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21) have been retired through payment, redemption or otherwise (including those bonds “deemed to be paid” within the meaning of that term as used in Article XII of the Indenture) at, before or after the maturity thereof.  On the Release Date, the bonds of Series No. 21 shall be surrendered by the County Trustee to the Trustee whereupon the bonds of Series No. 21 so surrendered shall be cancelled by the Trustee.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the County Indenture.  Any such transfer may be made by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

AND WHEREAS, there is to be endorsed on each of the bonds of Series No. 21 (whether in temporary or definitive form) a certificate of the Trustee substantially in the following form, to-wit:

Trustee’s Certificate

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By
Authorized Officer

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. BANK NATIONAL ASSOCIATION AND RICHARD PROKOSCH, as Trustees under the Indenture as therein provided, and the successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal (1) which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, and which at the date hereof are owned by the Company, and (2) which shall be acquired by the Company, through construction, purchase, consolidation, merger, or otherwise, on or subsequent to the date hereof, together, in each case, with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, or hereinafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all lamps and supplies, machinery, appliances, goods, wares, merchandise, commodities, equipment, apparatus, materials and/or supplies acquired or held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil, ore, copper and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture and (f) the real estate expressly excepted from the lien and operation of the Indenture.

TO HAVE AND TO HOLD all said property, right and interests hereinabove described or referred to and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom unto said U.S. BANK NATIONAL ASSOCIATION AND RICHARD PROKOSCH, as Trustees under the Indenture, as hereby modified and amended, and unto their successor or successors in trust forever, but in trust nevertheless, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby modified and amended.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby modified and amended, of bonds of Series No. 21 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

ARTICLE I.

Section 1.  A series of bonds issuable under the Indenture, as hereby modified and amended, and to be known and designated as “First Mortgage Bonds, Pollution Control Series No. 21” (hereinafter sometimes referred to as the “bonds of Series No. 21” or the “bonds of said Series”), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, in a denomination or denominations equal to the principal amount of the Revenue Bonds from time to time outstanding.  The bonds of said Series shall be payable as provided in Section 3 of this Article and shall be substantially in the form thereof hereinbefore recited.  Each bond of said Series shall be issued to and registered in the name of the County Trustee and shall be nontransferable except as required to effect any transfer of bonds of said Series to any successor trustee under the County Indenture.  Each bond of said Series shall be dated as of the date of issuance of the Revenue Bonds.

Section 2.  The bonds of Series No. 21 shall bear interest, and the principal thereof and interest thereon shall be payable, only to the extent and in the manner provided in Section 3 of this Article.  The bonds of said Series shall mature on June 1, 2036.  The bonds of said Series shall be payable, both as to principal and interest, at the office or agency of the Company in

Chicago, Illinois in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

The bonds of said Series shall be deemed fully paid, and the obligations of the Company thereunder shall be terminated, to the extent and in the manner provided in Section 4 of this Article.

Section 3.  (a)  Except as provided in paragraph (b) of this Section 3, in the event of a default under Section 9.1 of the Agreement or in the event of a default in the payment of the principal of, premium, if any, or interest (and such default in the payment of interest continues for the full grace period, if any, permitted by the County Indenture and the Revenue Bonds) on the Revenue Bonds, whether at maturity, by tender for purchase, by acceleration, by sinking fund, redemption or otherwise, as and when the same becomes due, the bonds of Series No. 21 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter in this Article called a “Redemption Demand”) from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by Section 9.02(c) of the County Indenture, specifying the last date to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to in this Article as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of Series No. 21.  The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee.  Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of Series No. 21 so demanded to be redeemed (hereinafter in this Article called the “Demand Redemption Date”).  Notice of the date fixed as and for the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date.  The date to be fixed by the Company as and for the Demand Redemption Date may be any date up to and including the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) June 1, 2036, provided that if the Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) June 1, 2036.  The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter in this Article called the “Demand Redemption Notice”) to the County Trustee not more than 10 nor less than five days prior to the Demand Redemption Date.  Notwithstanding the foregoing, if a default to which this paragraph is applicable is existing on June 1, 2036, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph) by the County Trustee, the Trustee or the Company.  The bonds of Series No. 21 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date.  If a Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of Series No. 21 shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of this Series; but no such rescission shall extend to or affect any subsequent default or impair any right consequent thereon.

(b)           In the event that all of the bonds outstanding under the Indenture shall have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 21 shall bear interest at the rate or rates applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of Article X of the Indenture.

(c)           Anything herein contained to the contrary notwithstanding, the Trustee is not authorized to take any action pursuant to a Redemption Demand or a rescission thereof or a written notice required by paragraph (b) of this Section 3, and such Redemption Demand, rescission or notice shall be of no force or effect, unless it is executed in the name of the County Trustee by one of its Vice-Presidents.

Section 4.  Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee, or upon provision for the payment thereof having been made in accordance with Article VIII of the County Indenture, bonds of Series No. 21 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled shall be surrendered by the County Trustee to the Trustee, whereupon the bonds of said Series so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of said Series shall be cancelled and destroyed by the Trustee by shredding, compacting or other suitable means and a certificate of such cancellation and destruction shall be delivered to the Company.  From and after the Release Date (as defined below), the bonds of Series No. 21 shall be deemed fully paid, satisfied and discharged and the obligations of the Company hereunder and thereunder shall be terminated.  The Release Date shall be the date that the Bond Insurer (as such term is defined in the County Indenture), at the request of the Company, consents to the release of the bonds of this Series, as security for the Revenue Bonds, provided that in no event shall that date be later than the date as of which all bonds issued under the Indenture prior to the date of initial issuance of the bonds of said Series (and excluding bonds of said Series and First Mortgage Bonds, Pollution Control Series Nos. 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20) have been retired through payment, redemption or otherwise (including those Bonds “deemed to be paid” within the meaning of that term used in Article XII of the Indenture) at, before or after the maturity thereof.  On the Release Date, the bonds of said Series shall be surrendered by the County Trustee to the Trustee whereupon the bonds of Series No. 21 so surrendered shall be cancelled by the Trustee.

ARTICLE II.

Section 1.  The bonds of Series No. 21 shall be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided in or permitted by Section 6 of Article I of the Indenture, as follows:

(a)           bonds of said Series executed on behalf of the Company by its President or a Vice-President and by its Secretary or an Assistant Secretary may be so executed by the manual or facsimile signature of such President or Vice-President and of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such manual or facsimile signature or signatures of such officer or officers of the Company, as above provided, on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby modified and amended, and shall be valid and effective for all purposes, provided that all bonds of said Series shall always be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice-President and of its Secretary or an Assistant Secretary, as above provided, and provided, further, that none of such bonds shall be executed on behalf of the Company by the manual or facsimile signature of the same officer or person acting in more than one capacity; and

(b)           such corporate seal of the Company may be facsimile, and the bonds of said Series on which such facsimile seal of the Company shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture as hereby modified and amended, and such facsimile seal shall be valid and effective for all purposes.

ARTICLE III.

Section 10 of Article III of the Indenture is hereby further amended to provide that the Company agrees to observe and comply with the provisions of said section as so amended hereby so long as the bonds of Series No. 21 are outstanding.  The bonds outstanding on the date hereof to which said Section 10 applies are Series P, Nos. 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20.

No covenant to provide a maintenance and renewal fund is made in respect of the bonds of Series No. 21.  The absence of such a covenant shall not, however, limit the right of the Company to use, apply or certify bonds of Series No. 21 to comply with, or to satisfy its obligations under, any provision of the Indenture (including, without limitation, the provisions of Section 1 of Article VII of the Indenture).

The bonds of Series No. 21 are intended to be used as collateral for and to secure payment of the Revenue Bonds, as hereinabove provided, and, accordingly, the bonds of Series No. 21 shall be dated as of the date of issuance of the Revenue Bonds and shall bear interest from the Initial Interest Accrual Date, as hereinabove provided, notwithstanding anything to the contrary contained in the Indenture with respect to the dating of bonds and the date from which interest on bonds shall accrue.

ARTICLE IV.

Section 1.  Capitalized terms used in this Article IV and not otherwise defined in this Indenture shall have the meanings set forth in the County Indenture.

Section 2.  Subsequent to the issuance of the Revenue Bonds, the Company shall not be required to establish compliance with the net earnings requirements of Section 5 of Article II of the Indenture in connection with any Conversion of Interest Rate Mode on the Revenue Bonds or any change in length of Long Term Rate Period.  So long as the Revenue Bonds operate in any Interest Rate Mode other than the Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company shall include, for purposes of any required calculation of such net earnings requirement (as such requirement shall then be in effect), interest on the bonds of said Series at an annual rate of 15%.  If at any time the interest rate on the Revenue Bonds is a Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company may include, for purposes of any calculation of such net earnings requirement, interest on the bonds of said Series at the Long Term Rate then borne by the Revenue Bonds.

ARTICLE V.

Section 1.  The provisions of this supplemental indenture shall be effective from and after the execution hereof; and the Indenture, as hereby modified and amended, shall remain in full force and effect.

Section 2.  Each holder or registered owner of a bond of any series not now outstanding which shall be authenticated by the Trustee and issued by the Company under the Indenture (as hereby amended) subsequent to the execution of this supplemental indenture and of any coupon pertaining to any such bond, by the acquisition, holding or ownership of such bond and coupon, thereby consents and agrees to, and shall be bound by, the provisions of this supplemental indenture.

Section 3.  Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby modified and amended, except where the context otherwise indicates.

Section 4.  All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby modified and amended.

This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness outstanding, or to be outstanding, under and secured by the Indenture, as hereby modified and amended, is $358,951,140, consisting of and represented by First

Mortgage Bonds, Series P and Pollution Control Series No. 10, No. 11, No. 12, No. 13, No. 14, No. 15, No. 16, No. 17, No. 18, No. 19, No. 20 and No. 21 of the Company, as follows:

Series	Interest Rate	Maturity Date	Principal Amount
P	7.92	May 15, 2007	$53,000,000
No. 10	Variable	November l, 2024	54,000,000
No. 11	Variable	May 1, 2023	12,900,000
No. 12	Variable	February 1, 2032	20,930,000
No. 13	Variable	February 1, 2032	2,400,000
No. 14	Variable	February 1, 2032	2,400,000
No. 15	Variable	February 1, 2032	7,400,000
No. 16	Variable	October 1, 2032	96,000,000
No. 17	Variable	October 1, 2034	50,000,000
No. 18	Variable	June 1, 2035	13,266,950
No. 19	Variable	June 1, 2035	13,266,950
No. 20	Variable	June 1, 2036	16,693,620
No. 21	Variable	June 1, 2036	16,693,620	(a)

(a)                                  To be presently issued by the Company under the Indenture, as hereby modified and amended.

All of said bonds of Series P were sold by the Company to, and upon the issue thereof were owned and held by, the corporations and partnerships whose names and residences are stated in the Supplemental Indenture dated May 15, 1992 executed by the Company to the Trustees under said Indenture as heretofore modified and amended.

All of said bonds of Series No. 10 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Bank One, Kentucky, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as trustee.

All of said bonds of Series No. 11 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, The Bank of New York, 101 Barclay Street, 21st Floor, New York, New York 10286, as trustee.

All of said bonds of Series Nos. 12, 13, 14, 15 and 16, respectively, were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, c/o DB Services New Jersey, Inc., 100 Plaza One, 6th Floor, Jersey City, New Jersey 07310, as trustee.

All of said bonds of Series No. 17 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Wachovia Bank of Delaware, National Association, 9300 Shelbyville Road, Suite 507, Louisville, Kentucky 40222, as trustee.

All of said bonds of Series Nos. 18, 19, and 20 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, c/o DB Services New Jersey, Inc., 100 Plaza One, 6th Floor, Jersey City, New Jersey 07310, as trustee.

The Sixteen Million Six Hundred Ninety-Three Thousand Six Hundred Twenty Dollars ($16,693,620) in principal amount of bonds of Series No. 21 proposed to be issued by the Company under the Indenture as hereby modified and amended, are to be issued and delivered by the Company to, and upon the issuance thereof held by, Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, c/o DB Services New Jersey, Inc., 100 Plaza One, 6th Floor, Jersey City, New Jersey 07310, as County Trustee.

Section 5.  The Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustees under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby modified and amended, the following described properties:

FIRST.  The following described real estate of the Company situated on Bullitt County, Kentucky:

Item 1.  Being all of Tract 1 as shown on the Boundary Survey of part of S&F Investment Property recorded in Plat Cabinet 3, Slide 71, in the Office of the Clerk of Bullitt County, Kentucky.

Being part of the property conveyed to S&F Investments, LLC, by Deed dated June 16, 2005, recorded in Deed Book 642, Page 718, in the Office aforesaid.

Being the same property conveyed to Kentucky Utilities Company by deed dated July 21, 2006 and recorded in Deed Book 671, Page 866 in the office of the Bullitt County Clerk.

IN WITNESS WHEREOF, said Kentucky Utilities Company has caused this instrument to be executed in its corporate name by its President, Vice-President or its Treasurer and its corporate seal to be hereunto affixed and to be attested and countersigned by its Executive Vice President, General Counsel and Corporate Secretary, and said U.S. Bank National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and to be attested by one of its Vice Presidents, and said Richard Prokosch for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed this instrument; all as of the day and year first above written.

KENTUCKY UTILITIES COMPANY

		By:	/s/ Daniel K. Arbough
Daniel K. Arbough
Treasurer

ATTEST:	/s/ John R. McCall
John R. McCall
Executive Vice President,
General Counsel and
Corporate Secretary

(CORPORATE SEAL)

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

ATTEST:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

		By:	/s/ Richard Prokosch
RICHARD PROKOSCH

COMMONWEALTH OF KENTUCKY COUNTY OF JEFFERSON	}
SS:

I, /s/ Betty L. Brinly, a Notary Public in and for said County in the Commonwealth aforesaid, do hereby certify that Daniel K. Arbough, Treasurer of Kentucky Utilities Company, a Kentucky and Virginia corporation, and John R. McCall, Executive Vice President, General Counsel and Corporate Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said Daniel K. Arbough, upon oath, acknowledged himself to be Treasurer of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer.

Given under my hand and official seal this 27th day of November, 2006.

/s/ Betty L. Brinly
Notary Public

My commission expires: 06/21/2010

(NOTARIAL SEAL)

STATE OF MINNESOTA COUNTY OF RAMSEY	}
SS:

I, L. Elaine Eby, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

(a)           Richard Prokosch, a Vice President of U.S. Bank National Association, a national banking association, and Raymond Haverstock, a Vice President of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice Presidents of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said Richard Prokosch upon oath, acknowledged himself to be a Vice President of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer; and

(b)           Richard Prokosch, personally known to me to be the same person described in, and whose name is subscribed to, the foregoing instrument, appeared before me this day in person and acknowledged before me that he executed, signed and delivered said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

Given under my hand and official seal this 27th day of November, 2006.

/s/ L. Elaine Eby
Notary Public

My commission expires: January 31, 2010

(NOTARIAL SEAL)

This instrument prepared by:

/s/ James Dimas, Esq.
James Dimas, Esq.
220 West Main Street
Louisville, Kentucky 40202